EX-99.(2)(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Goldman Sachs Private Markets Fund 2018 LLC of our report dated February 5, 2018, relating to the financial statement of Goldman Sachs Private Markets Fund 2018 LLC, which appears in such Registration Statement. We also consent to the references to us under the heading “Auditors” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 21, 2018